      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 1999
                                                       REGISTRATION NO. 33-52023
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                             FRUIT OF THE LOOM, LTD.
             (Exact name of Registrant as specified in its charter)

     CAYMAN ISLANDS                                        NONE
(State of Incorporation)                               (IRS Employer
                                                     Identification No.)

                               P.O. BOX 31311 SMB
                           SAFEHAVEN CORPORATE CENTER
                        GRAND CAYMAN, CAYMAN ISLANDS, BWI
                                 (345) 949-6690
          (Address, zip code and telephone number,including area code, of Registrant's principal executive offices)


                              JOHN J. RAY III, ESQ.
                          VICE PRESIDENT AND SECRETARY
        233 SOUTH WACKER DRIVE, 5000 SEARS TOWER, CHICAGO, ILLINOIS 60606
                                 (312) 876-1724
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 WITH A COPY TO:
                          HOWARD S. LANZNAR, ESQ., P.C.
                              KATTEN MUCHIN & ZAVIS
                             525 WEST MONROE STREET
                             CHICAGO, ILLINOIS 60661
                                 (312) 902-5200

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plan, check the following box: [X]

                                ---------------

         This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by Fruit of the Loom, Ltd., a Cayman Islands company ("FTL-Cayman" or the "Company"), as successor to Fruit of the Loom, Inc., a Delaware corporation ("FTL-Delaware"). FTL-Cayman hereby expressly adopts the Registration Statements on Form S-3 (File Nos. 33-52023 and 33-63750) as its own Registration Statements for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                ---------------

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus which is part of this Registration Statement is a combined prospectus and also relates to FTL-Delaware's Registration Statement on Form S-3, Registration Statement No. 33-63750, which was declared effective by the Securities and Exchange Commission on June 18, 1993, which relates to 1,500,000 shares of Class A Common Stock, all of which remain unsold and FTL-Delaware's Registration Statement on Form S-3, Registration Statement No. 33-52023, which was declared effective by the Securities and Exchange Commission on February 7, 1994, which relates to 300,000 shares of Class A Common Stock, all of which remain unsold.


================================================================================

--------------------------------------------------------------------------------

                               P R O S P E C T U S

--------------------------------------------------------------------------------
                               2,178,178 Shares

                            [FRUIT OF THE LOOM LOGO]


                             CLASS A ORDINARY SHARES

                                ----------------

         This Prospectus covers up to 2,178,178 shares of Class A ordinary shares (the "Class A Shares" or the "Shares"), of FTL-Cayman. The Shares are being registered in connection with the pledge by William Farley ("Farley") and Farley Inc. (collectively, the "Selling Stockholders") of up to 5,229,421 shares of newly-issued exchangeable participating preferred stock and four (4) Class
B Ordinary Shares (the "Class B Shares") (collectively, the "Pledged Shares") as collateral for loans made to him and it and to enable the Selling Stockholders, or the pledgees to which the Pledged Shares are pledged as collateral, to publicly sell all or a portion of the Shares to pay the principal of or interest on the loans or in the event of a margin call or default in connection with the loans. Resales of the Shares may, from time to time, be made on the New York Stock Exchange ("NYSE") or other stock exchanges, in privately negotiated transactions or otherwise. The Selling Stockholders have advised the Company that they have no present intention to sell any of the Shares and cannot do so except as set forth in the security agreement between the Selling Stockholders and the pledgees. The Company will not receive any proceeds from the sale of the Shares. See "Selling Stockholder" and "Description of Capital Stock."

         The Class A Shares are listed on the NYSE under the trading symbol FTL. The reported closing price on the NYSE on March 5, 1999 was $12.75 per share.

                                ----------------

               NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY
             STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED
             OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS
                    TRUTHFUL AND COMPLETE. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


--------------------------------------------------------------------------------

                  The date of this Prospectus is March 8, 1999.

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDER OR ANY OTHER PERSON. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER AND SALE IS NOT PERMITTED. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.
                              AVAILABLE INFORMATION
         The Company is subject to certain of the informational requirements of the Exchange Act, and, in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and are also available for inspection and copying at the following regional offices of the Commission:
Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by mail addressed to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide web site (http://www.sec.gov) that contains reports and other information regarding registrants, such as the Company, that submit electronic filings to the Commission. The Company's Class A Shares are listed on the NYSE, and reports and other information concerning the Company may also be inspected at offices of the NYSE, 20 Broad Street, New York, New York 10005.

         The Company has filed a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with the Commission with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this prospectus omits certain information contained in the Registration Statement. The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied in the manner and at the sources described above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
         The following documents which have been filed with the Commission, are incorporated herein by reference and made a part hereof:

         (1) The Annual Report on Form 10-K for the year ended December 31, 1997 of FTL-Delaware as amended on Form 10-K/A dated August 10, 1998; and

         (2) The Quarterly Report on Form 10-Q for the quarter ended September 26, 1998 of FTL-Delaware; and

         (3) The Quarterly Report on Form 10-Q for the quarter ended June 27, 1998 of FTL-Delaware; and

         (4) The Quarterly Report on Form 10-Q for the quarter ended March 28, 1998 of FTL-Delaware; and

         (5) The Current Reports of FTL-Delaware on Form 8-K dated February 11, 1998, February 12, 1998, July 24, 1998, February 17, 1999
                 and March 4, 1999 and on Form 8-K/A dated February 23, 1998;
                 and

         (6) The description of the Company's Class A Shares, par value $.01 per share contained in the Registration Statement on Form S-4 (Registration No. 333-46007) filed on February 10, 1998 and all amendments thereto (the "S-4 Registration Statement");

         (7)     The S-4 Registration Statement.


         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained in the document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Copies of all documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein) will be provided without charge to each person who receives a copy of this Prospectus upon written or oral request to the Company's principal offices at: Fruit of the Loom, Ltd., P.O. Box 31311 SMB, Safehaven Corporate Center, Grand Cayman, Cayman Islands, BWI, Attention:
Secretary (telephone: (345) 949-6690).

           ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

        The Company is a Cayman Islands company, certain of its officers and directors may be residents of various jurisdictions outside the United States and its Cayman Islands counsel, Truman Bodden & Company, are residents of the Cayman Islands. All or a substantial portion of the assets of the Company and of such persons may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce in United States courts judgments obtained against such persons. The Company has irrevocably agreed that it may be served with process with respect to actions based on offers and sales of securities made hereby in the United States by serving John J. Ray III, c/o Fruit of the Loom, Inc., 5000 Sears Tower, 233 South Wacker Drive, Chicago, Illinois 60606, its United States agent appointed for that purpose. The Company has been advised by its Cayman Islands counsel, Truman Bodden & Company, that there is doubt as to whether Cayman Islands courts would enforce (a) judgments of United States courts obtained in actions against such persons or the Company that are predicated upon the civil liability provisions of the Securities Act or (b) in original actions brought in the Cayman Islands against the Company or such persons predicated upon the Securities Act. There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement, and there are grounds upon which Cayman Islands courts may not enforce judgments of United States courts. Certain remedies available under the United States federal securities laws may not be allowed in Cayman Islands courts as contrary to that nation's policy.



               TABLE OF CONTENTS

                                                     Page
                                                     ----
Available Information ...............................  2
Incorporation of Certain Documents by Reference .....  2
Enforceability of Civil Liabilities Against
Foreign Persons .....................................  3
The Company .........................................  4
Use of Proceeds .....................................  5
Selling Stockholder .................................  5
Plan of Distribution ................................  5
Description of Capital Stock ........................  6
Legal Matters .......................................  7

                                  THE COMPANY

         FTL-DELAWARE

         FTL-Delaware is a marketing oriented, vertically integrated international basic apparel company, emphasizing branded products for consumers ranging from infants to senior citizens. FTL-Delaware is one of the largest producers of men's and boy's underwear, activewear for the imprinted market, casualwear, jeanswear, women's and girl's underwear and infants and toddlers apparel, selling products principally under the FRUIT OF THE LOOM(R), BVD(R), SCREEN STARS(R), BEST(TM), MUNSINGWEAR(R), WILSON(R), GITANO(R) AND CUMERLAND BAY(TM) brand names. FTL-Delaware also designs, manufactures and markets sports licensed apparel bearing the names, tradenames and logos of the National Football League, the National Basketball Association, Major League Baseball and the National Hockey League, professional sports teams and many colleges and universities, as well as the likenesses of certain popular professional athletes, under the PRO PLAYER(R) and FANS GEAR(R) brands.

         FTL-Delaware is a fully integrated manufacturer, performing most of its own spinning, knitting, cloth finishing, cutting, sewing and packaging. Based on FTL-Delaware's selling price points for its various products and its operating margins, management believes that FTL-Delaware is a low cost producer in the markets it serves. Management considers FTL-Delaware's primary strengths to be its excellent brand recognition, cost effective production, and strong relationships with mass merchandisers and discount chains.

         Management believes that many domestic apparel manufacturers continue to move sewing operations offshore to reduce costs and compete with enhanced import competition that is resulting from the General Agreement on Tariffs and Trade. To maintain FTL-Delaware's position as a low cost manufacturer, FTL-Delaware is increasing the percentage of garments sewn in the Caribbean, Central America and Mexico. FTL-Delaware believes that its domestic knitting, bleaching and dyeing operations continue to provide it with a competitive advantage. Thus, FTL-Delaware's strategy is to combine low cost textile manufacturing in the United States with sewing offshore so that FTL-Delaware can continue to offer value to its customers.

         FTL-Delaware was incorporated in 1985 under the laws of the State of Delaware. Its principal executive offices are located at 5000 Sears Tower, 233 South Wacker Drive, Chicago, Illinois 60606, and its telephone number is (312) 876-1724.

         FTL-CAYMAN

         FTL-Cayman is a Cayman Islands company registered and incorporated under the laws of the Cayman Islands on January 23, 1998. On March 4, 1999 the reorganization of FTL-Delaware was consummated. Pursuant to such reorganization, FTL-Cayman became the parent holding company of FTL-Delaware. FTL-Cayman will continue to conduct the businesses (through direct or indirect subsidiaries, including FTL-Delaware) in which FTL-Delaware was engaged and substantially all of the businesses and subsidiaries of FTL-Delaware located outside of the United States have been transferred to FTL-Cayman (or direct or indirect foreign subsidiaries of FTL-Cayman), other than certain interests of FTL-Delaware in Canada, Germany, Italy and Mexico, along with the beneficial ownership of certain trademarks. A holder of FTL-Delaware Class A Common Stock continues to own as a holder of FTL-Cayman Class A Shares, an interest in a parent holding company with subsidiaries that in the aggregate are engaged in the same businesses as FTL-Delaware and its subsidiaries were engaged in before the reorganization. The relative voting rights of FTL-Delaware stockholders as shareholders of FTL-Cayman did not change as a result of the reorganization. FTL-Cayman's principal offices are located at P.O. Box

31311 SMB, Safehaven Corporate Center, Grand Cayman, Cayman Islands, BWI. FTL-Cayman's telephone number is (345) 949-6690.

                                 USE OF PROCEEDS

         None of the proceeds from the sale of the Shares will be received by the Company. All of the proceeds will be received by the Selling Stockholder. See "Selling Stockholder."

                               SELLING STOCKHOLDER

         Farley serves as Chairman of the Board, Chief Executive Officer and a director of FTL-Delaware and Farley Inc. The Selling Stockholders or pledgees may, from time to time, publicly offer the Shares for sale. The Shares are being registered in connection with the Selling Stockholders' pledge of the Pledged Shares as collateral for a loan made to him and it and to enable the Selling Stockholders, or the pledgees to which the Pledged Shares are pledged as collateral, to publicly sell all or a portion of the Shares to pay the principal of or interest on the loans or in the event of a default in connection with the loans. The Selling Stockholders have advised the Company that they have no present intention to sell any of the Shares.

         Farley owns directly and indirectly, through Farley Inc., a corporation he controls, 455,855 Class A Shares, four (4) Class B Shares and 5,229,421 exchangeable participating preferred shares. This ownership represents approximately .6% of the total Class A Shares, 100% of the total Class B shares, 100% of the exchangeable participating preferred shares and approximately 36% of the total voting power of the Company. If all of the Pledged Shares are sold, and no additional shares are sold, the above percentages would be reduced to .3% and 100%, 77% and 18% respectively.

         Farley owns directly 1.918 Class B Shares and 2,507,512 exchangeable participating preferred shares. This ownership represents approximately 48% of the total Class B shares and 48% of the exchangeable participating preferred shares and approximately 17% of the total voting power of the Company. If all of the Pledged Shares are sold, and no additional shares are sold, the above percentages would be reduced to 24%, 24% and 8%, respectively.

         Farley Inc. owns directly 455,855 Class A Shares, 2.082 Class B Shares and 2,721,909 exchangeable participating preferred shares. This ownership represents approximately .6% of the total Class A Shares, 52% of the total Class B shares and 52% of the exchangeable participating preferred shares and approximately 19% of the total voting power of the Company. If all of the Pledged Shares are sold, and no additional shares are sold, the above percentages would be reduced to .3%, 26%, 26% and 10%, respectively.

         The Shares are being registered pursuant to the terms of a Registration Rights Agreement, dated December 30, 1992, amended as of March 21, 1994 between the Company and the Selling Stockholder (the "Registration Rights Agreement"). The Selling Stockholders have agreed to bear all expenses in connection with the registration of the Shares.

         The Company has agreed that it will use best efforts to keep the Registration Statement of which this Prospectus is a part "Continuously Effective" (as defined in the Registration Rights Agreement) through the fifth anniversary of the effective date of this Prospectus. The benefits of the Registration Rights Agreement may be invoked by the pledgee.


                              PLAN OF DISTRIBUTION

         Resales of the Shares may, from time to time, be made on the NYSE, in privately negotiated transactions or otherwise. The Shares covered by this Prospectus are being registered to enable the Selling Stockholder to pledge the Pledged Shares as collateral for a loan made to him and to enable the Selling Stockholder, or pledgee to which the Pledged Shares are pledged as collateral, to publicly sell all or a portion of the Shares in order to pay the principal of or interest on the loan or in the event of a default in connection with the loan. The Selling Stockholder or pledgee may from time to time offer such Shares through underwriters, dealers or agents. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholder or the pledgee in connection with such sales of the Shares. The Selling Stockholder, pledgee and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the Shares offered, and any profits realized or commissions received may be deemed underwriting compensation. The Class A Shares have been approved for listing on the NYSE, subject to prior notice.

                          DESCRIPTION OF CAPITAL STOCK

         The Company's authorized share capital consists of 200,000,000 Class A Shares, 100 Class B Shares and 35,000,000 preference shares. The Company's Class A Shares are registered under the Exchange Act. The following is a summary of the provisions of the Company's Amended and Restated Articles of Association (the "Articles of Association") and its Amended and Restated Memorandum of Association (the "Memorandum of Association") and is qualified in its entirety by reference thereto.

         The authorized share capital of the Company consists of (i) 200 million Class A Shares, of which 66,851,070 were outstanding as of March 4, 1999 and
(ii) 100 Class B Shares, of which four (4) were outstanding as of March 4, 1999, and held by William Farley and his affiliates (collectively, "Farley"). All Class A Shares and Class B Shares currently outstanding are fully paid and nonassessable.

         Voting. Holders of Class A Shares are entitled to one vote per share. Holders of Class B Shares are entitled to 26,147,105 votes in the aggregate, or approximately 30% of the aggregate voting power of the Company. All actions submitted to a vote of shareholders are voted on by the holders of Class A Shares and Class B Shares, voting together as a single class, except as otherwise set forth below or as provided by law.

         With respect to the election of directors, holders of Class A Shares, voting as a separate class, are entitled to elect 25% of the total number of directors constituting the entire Board of Directors of the Company for so long as any Class B Shares are outstanding, and, if not a whole number, then the holders of the Class A Shares are entitled to elect the nearest higher whole number of directors that is at least 25% of the total number of directors.

         There are no limitations on the right of nonresident shareholders to hold or vote their Class A Shares imposed by Cayman Islands law or the Company's Articles of Association; provided, however, that, except as otherwise required by Cayman Islands law, the Company shall not be bound to recognize any equitable, contingent, future or partial interest in any share except the absolute right in the registered holder. The rights attached to any separate class of shares (unless otherwise provided by the terms of the shares of that class) may be varied only with the consent in writing of the holders of a majority of the shares of that class or by a Special Resolution (as defined below) passed at a separate general meeting of holders of the shares of that class. The necessary quorum for such a meeting shall be holders of at least a majority of the shares of that class and any holder of shares of the class present in person or by proxy may demand a vote and, on such vote, shall have one vote for each share of the class of which he is the holder. No additional Class B Shares may be issued without the consent in writing of the holders of a majority of the Class B Shares or by a Special Resolution of such shareholders. The rights attached to any class of shares, other than the Class B Shares, shall not be deemed to be varied by the issuance of additional shares that rank pari passu with such shares.

         Dividends. Holders of Class A Shares are entitled to participate pari passu, on a share for share basis, with the holders of any other class of ordinary shares outstanding, including the Class B Shares, with respect to any dividends declared by the Board of Directors of the Company.

         Liquidation. Upon the liquidation of the Company, subject to the rights of any holders of the Company's preference shares, the holders of Class A Shares will participate in the assets available for distribution pari passu, on a share for share basis, with the holders of any other class of ordinary shares outstanding (including the Class B Shares). If the Company shall be wound up, the liquidator, by a Special Resolution and any other approvals required by Cayman Islands law, may divide among the holders of Class A Shares and Class B Shares in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as the liquidator deems fair upon any property to be so divided and the liquidator may determine how such division shall be carried out as between the holders of the Class A Shares and Class B Shares. The liquidator following a Special Resolution of shareholders may transfer all or any part of the assets of the Company in trust for the benefit of shareholders as the liquidator, with such approval shall determine.

         A Special Resolution is a resolution passed by two-thirds of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose such resolution has been duly given or which has been approved in writing by all shareholders of a company entitled to vote at a general meeting of the company.

         Redemption. The Class A Shares are not subject to redemption either by the Company or the holder thereof. The Class B Shares held by Farley are redeemable either by the Company in certain circumstances more fully described in the S-4 Registration Statement.

         Other Terms. The Class B Shares are not transferrable by the holders thereof except to affiliates of Farley. The Class A Shares contain no restrictions on transfer.

         Transfer Agent. The Company's Transfer Agent and Registrar for the Class A Shares is Chase Mellon Shareholders Services.

PREFERENCE SHARES

         Under the Memorandum of Association and the Articles of Association, the Company will have the authority to issue 35,000,000 preference shares. Under the Articles of Association, subject to the special rights attaching to any class of shares of the Company not being varied, the Board of Directors of the Company may establish one or more classes or series of preference shares having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations that the Board of Directors fixes without any shareholder approval.

                                  LEGAL MATTERS

         Certain legal matters with respect to the validity of the Class A Shares offered hereby have been passed upon for the Company and the Selling Stockholder by Truman Bodden & Company, Cayman Islands, BWI.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Set forth below is an estimate of the approximate amount of fees and expenses payable in connection with this Offering.

Securities and Exchange Commission registration fee ....... $    2,579.74
Accountants' fees and expenses ............................     10,000.00
Legal fees and expenses ...................................     10,000.00

Miscellaneous .............................................      7,420.26
                                                            =============
     Total................................................. $   30,000.00
                                                            =============


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is a Cayman Islands Company. Article 119 of the Company's Amended and Restated Articles of Association, filed as Exhibit 3.3 to the S-4 Registration Statement, contains provisions with respect to indemnification of the Company's officers and directors. Such provisions provide that the Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, the Company, against any liability or expense actually and reasonably incurred by such person in respect thereof. The Company shall also advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law. Such indemnification and advancement of expenses are not exclusive of any other right to indemnification or advancement of expenses provided by law or otherwise. The Articles of Association also provide that except under certain circumstances, directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duties as a director.

         The Companies' Law (1995 Revision) of the Cayman Islands does not set out any specific restrictions on the ability of a company to indemnify officers or directors. However, the application of basic principles and certain Commonwealth case law which is likely to be persuasive in the Cayman Islands would indicate that indemnification is generally permissible except in the event that there had been fraud or wilful default on the part of the officer or director or reckless disregard of his duties and obligations to the Company.

ITEM 16.  EXHIBITS

      4.1      Amended and Restated Articles of Association of FTL-Cayman, (1)
      4.2      Amended and Restated Memorandum of Association of FTL-Cayman, (2)
      4.3      Form of Certificate for the Class A Shares (1)
      5        Opinion of Truman Bodden & Company (3)
     23.1      Consent of Independent Auditors, Ernst & Young LLP (3)
     23.2      Consent of Counsel (included in the Opinion of Truman Bodden &
               Company in Exhibit 5 hereto).
     24        Power of Attorney (included on the signature pages of this
               Registration Statement


------------------
(1) Previously filed as an exhibit to the Company's S-4 Registration Statement and incorporated herein by reference.
(2) Filed as Exhibit 4(b) to FTL-Delaware's Registration Statement on Form S-8 filed on November 2, 1987.
(3)  Filed herewith.

ITEM 17.  UNDERTAKINGS
         1.       The Company hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act.

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in a periodic report filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company and subsidiary companies pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on the 2nd day of March, 1999.

                                    FRUIT OF THE LOOM, LTD.

                                    By:  /s/ G. William Newton
                                         ---------------------------------------
                                             G. William Newton,
                                             Senior Vice President Finance
                                             and Acting Chief Financial Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints John J. Ray III, Brian Hanigan and Howard S. Lanznar and each of them his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 2, 1999.


                      SIGNATURE                                                       TITLE
                      ---------                                                       -----
                                                              Chairman of the Board and Chief Executive Officer
                  /s/ William Farley                          (Principal Executive Officer) and Director
-------------------------------------------------------
                    William Farley


                                                              Senior Vice President Finance and Acting Chief
                /s/ G. William Newton                         Financial Officer (Principal Financial and
-------------------------------------------------------       Accounting Officer)
                  G. William Newton



                /s/ Omar Z. Al Askari                         Director
-------------------------------------------------------
                  Omar Z. Al Askari


              /s/ Dennis S. Bookshester                       Director
-------------------------------------------------------
                Dennis S. Bookshester


                 /s/ Henry A. Johnson                         Director
-------------------------------------------------------
                   Henry A. Johnson


                  /s/ A. Lorne Weil                           Director
-------------------------------------------------------
                    A. Lorne Weil


               /s/ Sir Brian G. Wolfson                       Director
-------------------------------------------------------
                 Sir Brian G. Wolfson


                /s/ Mark H. McCormack                         Director
-------------------------------------------------------
                  Mark H. McCormack



                                      II-4